EXHIBIT 11(A)
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Information of Fidelity Hastings Street Trust: Fidelity Growth & Income II Portfolio which is included in Post-Effective Amendment 104 to the Registration Statement on Form N-1A.
/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 22, 1998